Exhibit 10.1
SETTLEMENT AGREEMENT AND MUTUAL RELEASE
This Settlement Agreement and Mutual Release (this “Settlement Agreement”) is made and entered into as of the 24th day of June, 2015, by and among VICTORY ENERGY CORPORATION, a Nevada corporation (the “Victory”) and LUCAS ENERGY, INC., a Nevada corporation (“Lucas”). Each of Victory and Lucas is referred to herein as a “Party” and, collectively, as the “Parties.”

BACKGROUND

On February 2, 2015, Victory and Lucas entered into a Letter of Intent for Business Combination (the “Letter of Intent”) relating to a proposed business combination (the “Merger”) between the two parties. Thereafter, on February 26, 2015, Victory and Lucas entered into a Pre-Merger Loan and Funding Agreement (the “Loan Agreement”) pursuant to which Victory agreed to loan Lucas up to Two Million Dollars ($2,000,000) as evidenced by a Delayed Draw Term Note that was issued by Lucas to Victory on the same day (the “Lucas Note”). A total of $600,000 in principal amount (the “Principal Amount”) has been advanced by Victory to Lucas under the Loan Agreement. The Principal Amount and accrued interest thereon is secured by a pledge of Lucas Common Stock (the “Pledged Securities”) pursuant to a Pledge Agreement entered into on the same date (the “Pledge Agreement”) between the Parties. The Parties and certain other affiliates of Victory also entered into the Pre-Merger Collaboration Agreement on February 26, 2015, as amended by Amendment No. 1 thereto, dated March 3, 2015 (the “Collaboration Agreement”). Pursuant to the Collaboration Agreement, Lucas’ assigned to Victory certain rights (the “Well Rights”) in five (5) Penn Virginia well-bores (the “Penn Virginia Well-Bores”) and two (2) Earthstone Energy/Oak Valley Resources Boggs Unit No. 1H and Boggs Unit No. 2H well-bores (the “Oak Valley Wells”). In connection with the assignment of the Well Rights, Lucas obtained a partial release from Louise H. Rogers, Lucas’ secured lender (the “Senior Lender”), and Sharon E. Conway, as Trustee, under that certain Mortgage, Deed of Trust, Assignment, Security Agreement, Financing Statement and Fixture Filing, dated August 13, 2013, that permitted Lucas to transfer the Well Rights to Victory. The Collaboration Agreement provides that Victory retains the Well Rights whether or not the Merger is consummated. The Collaboration Agreement also required Victory to issue a contingent promissory note in the principal amount of $250,000 to the Senior Lender (the “Rogers Note”). In accordance with its terms, the Rogers Note becomes due and payable, among other times, within ninety (90) days following the termination of the Letter of Intent.

The Parties now desire to resolve their respective claims under the Letter of Intent, Loan Agreement, Collaboration Agreement, Pledge Agreement, Lucas Note and Rogers Note and otherwise without admitting liability therefor, and in order to avoid the uncertainty, expense and burden of litigation.
AGREEMENT
NOW, THEREFORE, in consideration of the promises, representations, warranties and covenants contained herein, and intending to be legally bound hereby, the Parties agree as follows:
1.Termination of Terminated Agreements; Further Assurances.

(a)     Subject to the terms and conditions of this Settlement Agreement and except as expressly provided otherwise below, all rights, duties, liabilities and obligations of each of the Parties under the Letter of Intent and the Collaboration Agreement (such agreements being referred to herein as the “Terminated Agreements”) are hereby terminated and cancelled as of the date hereof, and neither of the Parties nor any of their affiliates (including, without limitation, Aurora Energy Partners, Navitus Energy Group, and AEP Assets, LLC), shall have any further rights, duties, liabilities or obligations to the other Party under any of the Terminated Agreements.
(b)    Each of the Parties hereto agrees to execute and deliver all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Settlement Agreement.
2.    Obligations and Understandings of the Parties. In consideration for the mutual releases contained in this Settlement Agreement, the Parties hereto agree as follows:
(a)    Victory shall retain ownership and control over the Penn Virginia Well-Bores and all unpaid joint interest billings relating to the Penn Virginia Well-Bores for operations on or after August 1, 2014 shall be payable by Victory and all division orders with respect to the Penn Virginia Well-Bores shall reflect Victory as a successor in interest to Lucas. In addition to the originally assigned Penn Virginia Well-Bores, on the date hereof, Lucas shall assign to Victory (to be held in escrow by Attorney Sharon E. Conway, as agent for the Senior Lender in accordance with the Rogers Release) all related acreage, reserves and proven undeveloped drilling locations remaining at Platypus and Dingo and the proven developed Platypus Hunter 1H (the “Additional Penn Virginia Property”) pursuant to an assignment in substantially the form of Exhibit A to this Agreement. The Additional Penn Virginia Property is more specifically described as follows and on Exhibit A to this Agreement, which includes a full property description of the Additional Penn Virginia Property:
Penn Virginia Well-Bores

-    Platypus Hunter 2H
-    Platypus Hunter 3H

•	Dingo Unit 1H – 1-H

•	Dingo Unit 2H – 2H

•	Dingo Unit 3H - 3H

Additional Penn Virginia Property

One 116.11 acre Tract #4 (lessor Jackie Robertson, et al) in the 531.67 acre Dingo Unit, giving rise to a 3.27581% working interest and Two Tracts #8 & #9 totaling 75.0 acre (lessor Jackie Robertson, et al) in the 649.322 ac Platypus Unit, giving rise to a 1.481330% working interest.

(b)    Neither Lucas nor its affiliates shall in anyway interfere with Victory’s ownership and control of the Penn Virginia Well-Bores or the Additional Penn Virginia Property and Lucas on

behalf of itself and its affiliates hereby waives any right to contest Victory’s ownership of the Penn Virginia Well-Bores and the Additional Penn Virginia Property. Lucas shall notify the operator in writing that all future communications and divisions orders are to be sent directly to Victory (c/o Aurora Energy Partners). Lucas shall execute and deliver all such other and additional instruments and documents and do all such other acts and things as may be necessary to ensure that Victory retains ownership and control over the Penn Virginia Wells-Bores and the Additional Penn Virginia Property.
(c)    Victory shall execute and deliver the mutual release with the Senior Lender in the form of Exhibit B to this Agreement (the “Rogers Release”) against execution and delivery by the Senior Lender of the same. Lucas shall procure the Senior Lender’s agreement to the Rogers Release and execution of the same as required by this Agreement as soon as practicable and in any event within two (2) business days of the date hereof. The Rogers Release shall include a release in favor of Victory and its affiliates from the Senior Lender from all obligations under the Rogers Note, including, without limitation, interest, fees and penalties and from any and all claims that the Senior Lender may have against Victory and its affiliates arising out of, or in connection with, the Rogers Note or any of the Terminated Agreements, and the only remaining obligations of Victory to Rogers are those set forth in the Rogers Release. The release contained herein in favor of Lucas shall not become effective unless and until the Senior Lender delivers to Victory and its affiliates the Rogers Release.
(d)    Lucas acknowledges that Victory has paid $195,928.33 toward AFEs with respect to the Oak Valley Wells (the “Oak Valley AFE Payment”). As part of this Agreement, Victory is relinquishing its rights to receive the return of the Oak Valley AFE Payment. Victory shall execute and deliver the mutual release with Oak Valley in the form of Exhibit C to this Agreement (the “Oak Valley Release”) against execution and delivery by Oak Valley of the same. Lucas shall procure Oak Valley’s agreement to the Oak Valley Release and execution of the same as required by this Agreement as soon as practicable and in any event within two (2) business days of the date hereof. The Oak Valley Release shall include a release in favor of Victory and its affiliates from Oak Valley and its affiliates that releases Victory and its affiliates from all obligations that Victory and its affiliates may have relating to the Oak Valley Wells and from any claims that Oak Valley and its affiliates may have against Victory and its affiliates. The release contained herein in favor of Lucas shall not become effective unless and until Oak Valley and its affiliates deliver to Victory and its affiliates the Oak Valley Release.
(e)    Without making any representation to Lucas with respect to Victory’s title to the Oak Valley Wells, in accordance with the Oak Valley Release, Victory shall quitclaim to Sabine River Energy, LLC any and all right, title and interest that Victory may have to the Oak Valley Wells. Victory agrees to execute and deliver all such other and additional instruments and documents and do all such other acts and things as may be necessary to effectuate such assignment.
(f)    Lucas acknowledges and agrees that the Principal Amount is $600,000, that Victory has already advanced the Principal Amount to Lucas in full, and that all obligations under the Loan Agreement and the Lucas Note are secured by the Pledged Securities under the Pledge Agreement. Lucas further acknowledges that Victory has no further obligation to advance any funds to Lucas under the Loan Agreement, the Lucas Note or otherwise. Lucas shall promptly (and in any event within 14 days) issue 1,101,729 shares of Lucas Common Stock registered in the name of Victory (the “Settlement Shares”) subject to equitable adjustment if there is a stock split, stock combination, stock dividend, recapitalization or similar event relating to Lucas common stock prior to the issuance of such Settlement Shares. Lucas shall cause the Settlement Shares to be delivered to Attorney Sharon E. Conway, as agent for the Senior Lender, who shall hold the Settlement Shares in accordance with the Rogers Release. Victory shall accept the Settlement Shares in full satisfaction of Lucas’ Obligations under the Loan Agreement and the Lucas Note. The Settlement Shares shall upon issuance be duly issued, fully paid and non assessable. Lucas hereby grants to Victory piggyback registration rights on the terms described below and upon Victory’s request shall enter into a customary agreement relating to these rights, which will include, among other things, customary indemnification provisions. If at any time there is not an effective registration statement covering the Settlement Shares and any other shares of Lucas Common Stock held by Victory (the “Registrable Securities”) and Lucas shall determine to prepare and file with the Securities and Exchange Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of 1933, as amended (the “Securities Act”) of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then Lucas shall send to Victory written notice of such determination and if, within fifteen days after receipt of such notice, Victory shall so request in writing, Lucas shall include in such registration statement all or any part of such Registrable Securities Victory requests to be registered; provided, however, that Lucas shall not be required to register any Registrable Securities pursuant to this Section 2(e) that are eligible for sale pursuant to Rule 144 of the Securities Act without any restriction as to volume of sales (without reference to any contractual volume limitations applicable to Victory).
(g)    So long as Victory owns any Settlement Shares it shall comply with the following limitations on the number of Settlement Shares that it may sell in the market through a broker (not including private sales to unaffiliated third parties):
(i)    Victory shall not sell more than Twenty Five Thousand (25,000) Settlement Shares per trading day;
(ii)    Victory shall not sell more than One Hundred Twenty Five Thousand (125,000) Settlement Shares per week; and
(iii)    Victory shall not sell more than Five Hundred Thousand (500,000) Settlement Shares per month.
(iv)    If Lucas effects a stock split, stock combination, stock dividend recapitalization or similar event affecting the number of shares of Lucas common stock outstanding, then the aforementioned limitations on the number of Settlement Shares that Victory may sell will be equitably adjusted such that Victory shall be permitted to sell the same overall percentage of Settlement Shares per period.

(v)    Upon the written request from Lucas, Victory shall promptly provide to Lucas brokerage statements confirming the number of Settlement Shares that Victory has sold in any applicable period. On the date hereof, Victory is executing and delivering to Lucas a proxy in the form of Exhibit D. This proxy provides that for a period of twenty four (24) months following the date of this Agreement, Lucas’ board of directors or its designee may vote the Settlement Shares (including through the execution of a written consent) that Victory continues to hold on any matter coming before the stockholders of Lucas for a vote. Victory shall not request and Lucas shall not provide to Victory any material non-public information relating to Lucas or its affiliates. So long as Victory owns any Settlement Shares, it shall not directly or indirectly, nor shall it cause any person acting on its behalf or pursuant to any understanding with it to, execute any short sales (as such term is defined in rule 200 of Regulation SHO under the Securities Exchange Act of 1934, as amended), in the securities of Lucas.
(h)    Victory acknowledges and agrees that so long as the Settlement Shares are in certificate form they shall bear any legend required by the Securities Act of 1933, as amended and they shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A PROXY IN FAVOR OF THE BOARD OF DIRECTORS OF THE ISSUER AND TO CERTAIN LIMITATIONS ON THE NUMBER OF SECURITIES THAT MAY BE SOLD AS SPECIFIED IN THAT CERTAIN SETTLEMENT AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THIS CERTIFICATE. A COPY OF THE SETTLEMENT AGREEMENT MAY BE OBTAINED BY REQUESTING THE SAME FROM THE SECRETARY OF THE ISSUER AT THE ISSUER’S EXECUTIVE OFFICES.

Victory acknowledges and agrees that if and to the extent that Victory transfers the Settlement Shares to any third party in a transaction other than a market transaction through a broker, it shall, as a condition to such transfer, cause such third party to be bound by the sale restrictions and voting rights provisions of this Settlement Agreement. For the avoidance of doubt, if Victory transfers the Settlement Shares in the market through a brokerage transaction to a third party, the purchaser of such unrestricted Settlement Shares shall acquire the same without any restriction or limitation imposed under this Settlement Agreement.

Lucas agrees that it shall take any and all reasonable action to facilitate the deposit of the Settlement Shares into Victory’s brokerage account if such Settlement Shares are registered or may be sold in accordance with Rule 144 of the Securities Act. Such action shall include, but not be limited to, the provision to Lucas’ transfer agent of an instruction letter in form satisfactory to such transfer agent, the removal of the aforementioned legend (in which case, the covenants in this Settlement Agreement relating to restrictions on sale of the Settlement Shares and the proxy for the Settlement Shares would remain in effect in accordance with their terms notwithstanding the removal of the legend), the delivery to Lucas’ transfer agent of an opinion (or the acceptance of an opinion from

Victory’s counsel), and such other similar actions as may be necessary to facilitate the deposit of the Settlement Shares into a brokerage account.

3.    Mutual Releases.
(a)    Subject to the terms and conditions of this Agreement, from and after the date hereof, each of the Parties on behalf of itself and all of its affiliates and assigns hereby fully, finally, voluntarily and irrevocably releases and discharges the other Party and such other Party’s affiliates and its and their officers, directors, shareholders, members, partners, employees, legal counsel, accountants, auditors, advisors and agents (the “Released Parties”) to the fullest extent permitted under applicable law from any and all claims, counterclaims, demands, causes of action, contract obligations, suits, losses, liabilities, rights, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, obligations, guarantees, endorsements, liens, security interests, agreements, promises, variances, trespasses, judgments, extents, executions, damages, attorneys’ fees or costs whatsoever, at law or in equity or otherwise, whether direct or indirect, known or unknown (any of the foregoing, a “Claim” and, collectively, the “Claims”), which such Party now owns or holds, or has at any time heretofore owned or held, or may in the future own or hold, against the Released Parties, or any of them, in any capacity, including as an officer, director or stockholder of the other Party, which are or may be based upon any facts, acts, omissions, representations, contracts, agreements, including the Terminated Agreements, events or matters of any kind occurring or existing at any time on or before the date of this Settlement Agreement, in each case, solely to the extent such Claims arise from or are in any way related to Terminated Agreements or any act or event taken by or on behalf of the other Party in furtherance of the Terminated Agreements.
(b)    Waiver of Unknown Claims. In addition to each Party’s release of Claims provided for in Section 3(a), each Party hereby expressly waives any protection under applicable state law for releases of unknown claims. Each Party understands the significance of his or its release of unknown claims and the waiver of any applicable statutory protection against a release of unknown claims. EACH PARTY EXPRESSLY ASSUMES THE RISK OF SUCH UNKNOWN AND UNANTICIPATED CLAIMS AND AGREES THAT THIS SETTLEMENT AGREEMENT APPLIES TO ALL CLAIMS, AS DEFINED UNDER SECTION 3(a), WHETHER KNOWN, UNKNOWN, OR UNANTICIPATED.
4.    Waiver of Suit. For the consideration and mutual promises specified herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, each Party agrees to waive, release, promise and agrees not to bring or pursue any judicial, quasi-judicial or administrative action against the other Party for any reason whatsoever arising out of the Claims released herein up to and including the date of this Settlement Agreement. Each party further acknowledges and agrees that it has not already filed or otherwise commenced any such action. For the avoidance of doubt, any action for enforcement of this Settlement Agreement is expressly excluded from this waiver provision.
5.    Representations and Warranties.

(a)    Each Party represents and warrants to the other Party that it has the requisite power to enter into this Settlement Agreement and to carry out its obligations hereunder and that the terms of this Settlement Agreement have been fully disclosed to the Board of Directors of such Party and that the requisite approvals have been obtained, prior to its execution and that this Settlement Agreement does not conflict with, or result in a breach of, any other agreement to which such Party is a party.
(b)    Each Party represents and warrants to the other Party that this Settlement Agreement has been duly executed and delivered and constitutes a valid and binding obligation enforceable in accordance with its terms.
6.    Entire Agreement. This Settlement Agreement constitutes the entire, exclusive and final agreement among the parties and supersedes any and all prior agreements, discussions, representations and warranties among the parties with respect to the matters set forth herein. The parties have not relied upon any statements or representations made by any party outside the contents of this Settlement Agreement.
7.    Choice of Law. This Settlement Agreement shall be enforced, governed by and construed in accordance with the laws of the State of Texas without regard to principles of conflict of laws.
8.    Counterparts. This Settlement Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one agreement.
9.    Severability. If any provision of this Settlement Agreement is determined to be unlawful or otherwise unenforceable, the remaining provisions of this Settlement Agreement shall nevertheless continue in full force and effect.
10.    Parties in Interest; Assignment; Third Party Beneficiaries. This Settlement Agreement is binding upon the parties and their respective successors, heirs, legal representatives and permitted assigns. Aurora Energy Partners, Navitus Energy Group and AEP Assets, LLC and each of their respective officers, directors, managers and owners are each intended third party beneficiaries of this Settlement Agreement and may enforce their rights under this Settlement Agreement.
11.    No Admission of Liability or Wrongdoing. This Settlement Agreement and the negotiations and discussions leading up to this Settlement Agreement effect the settlement of claims which are denied and contested, and do not constitute, nor shall they be construed as, an admission of liability by the parties. This Settlement Agreement is made solely for the purpose of avoiding the burden and expense of litigation, which would be imposed on the parties if the disputes between them remained unsettled. This Settlement Agreement does not constitute an admission by any of the parties hereto that they have engaged in any unlawful act. Each of the parties hereto expressly deny that they have engaged in any unlawful act and deny liability for all claims any other party had, has, or may have against them.

12.    Indemnification and Contribution. Each Party (an “Indemnitor”) agrees to indemnify the other Party and its affiliates and its and their officers, directors, employees, agents, shareholders, members and/or partners (collectively referred to as the “Indemnitees”) against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to a breach by the Indemnitor of any representation, warranty or covenant contained in this Settlement Agreement.     If the indemnification provided for in Section 12 is applicable, but for any reason is held to be unavailable, the Indemnitor shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitor. The provisions of this Section 12 shall survive any termination of this Agreement.
13.    Construction. This Settlement Agreement shall not be construed against the party preparing it, but shall be construed as if the parties collectively prepared it and any uncertainty or ambiguity shall not be interpreted against any party.
14.    Modifications; Waiver. This Settlement Agreement may not be modified orally. No breach of any provision hereof may be waived unless in writing. Waiver of any breach shall not be deemed to be a waiver of any other breach of the same or of any other provision hereof. All modifications to this Settlement Agreement must be in writing and signed by the Party to be charged.
15.    No Assignments. Each of the Parties hereby represents and warrants to the other Party that there has been no assignment or transfer whatsoever of any of the Claims released herein. Each Party agrees to defend and indemnify the other Party and the other persons and entities released herein against any Claim based upon, arising out of or in connection with any such assignment or transfer.
16.    Attorneys' Fees. If any action is brought for the enforcement of this Settlement Agreement or in connection with any dispute arising out of it or the claims which are the subject of this Settlement Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and any other costs incurred in such litigation in addition to any other relief to which the prevailing party may be entitled.
17.    Advice of Counsel. Each party to this Settlement Agreement has had the opportunity to discuss the matter with legal counsel, and enters into this Settlement Agreement only after such consultation.
18.    Waiver Of Jury Trial. EACH PARTY EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SETTLEMENT AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

19.    Notices. All notices and other communications hereunder shall be in writing to the parties at the addresses specified on the signature pages hereto.
[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Settlement Agreement as of the date first above written.
VICTORY ENERGY CORPORATION

By:/s/ Kenny Hill
Name: KENNY HILL
Title: Chief Executive Officer

3355 Bee Caves Road, Suite 608
Austin, TX 78746

LUCAS ENERGY, INC.

By:/s/ Anthony Schnur
Name: ANTHONY SCHNUR
Title: Chief Executive Officer

3555 Timmons Lane, Suite 1550
Houston, TX 77027

Acknowledgement of Counsel:
Each of the undersigned legal counsel to Victory and to Lucas by signing this Settlement Agreement below acknowledge that they approve the Settlement Agreement as to form:

/s/ David Loev                     /s/ David McCall
David Loev of The Loev Law Firm, PC,         David McCall
Counsel to Lucas                    Counsel to Victory
Approving as to form only                Approving as to form only

EXHIBIT A

Assignment of Additional Penn Virginia Property

(See Attached)

EXHIBIT B

Form of Rogers Release

(See Attached)

EXHIBIT C

Form of Oak Valley Release

(See Attached)

EXHIBIT D

Form of Proxy

PROXY

The undersigned, Victory Energy Corporation, having an address at 3355 Bee Caves Road, Suite 608, Austin, Texas 78746, being the holder of 1,517,241 shares of Lucas Energy, Inc. (or such lesser number of shares of Lucas Energy, Inc. that Victory continues to hold after the date hereof), does hereby constitute and appoint the Board of Directors of Lucas Energy, Inc. acting through its authorized officer, including its Chief Executive Officer, as the undersigned’s proxy to act by written consent of the stockholders of Lucas Energy, Inc. during the period from the date hereof through the second anniversary of the date hereof and to attend all the meetings of the stockholders of said corporation to be held between the date hereof and the second anniversary of the date hereof or any continuation or adjournment thereof, with full power to vote and act for undersigned and in the undersigned’s name, place and stead, in the same manner, to the same extent and with the same effect that the undersigned might were the undersigned personally present thereat, giving to said Board of Directors of Lucas Energy, Inc. full power of substitution and revocation, and the undersigned hereby revokes any other proxy heretofore given by the undersigned. This proxy is coupled with an interest and is irrevocable during the period from the date hereof through the second anniversary of the date hereof.

Dated June 24, 2015.

VICTORY ENERGY CORPORATION

By: /s/ Kenneth Hil l
KENNETH HILL, Chief Executive Officer

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